PRICING SUPPLEMENT NO. 1444BF Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-162195 Dated February 10, 2012 Deutsche Bank AG Trigger Yield Optimization Notes

$1,317,793.20 Deutsche Bank AG Notes linked to the American depositary shares of BHP Billiton Limited due February 15, 2013

$905,744.14 Deutsche Bank AG Notes linked to the common stock of Newfield Exploration Company due February 15, 2013

$3,097,107.20 Deutsche Bank AG Notes linked to the common stock of Cypress Semiconductor Corporation due February 15, 2013

$1,785,776.10 Deutsche Bank AG Notes linked to the common stock of Fifth Third Bancorp due February 15, 2013

Investment Description

Trigger Yield Optimization Notes (the “Notes”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the American depositary shares or common stock of a specific company described herein (each, a “Reference Underlying”). Each Note will have a face amount (the “Face Amount”) equal to the Closing Price of the Reference Underlying on the Trade Date. On a monthly basis, Deutsche Bank AG will pay you a coupon (a “Coupon Payment”) regardless of the performance of the Reference Underlying. At maturity, Deutsche Bank AG will either pay you the Face Amount per Note or, if the Closing Price of the Reference Underlying on the Final Valuation Date is below the specified Trigger Price, Deutsche Bank AG will deliver to you one share of the Reference Underlying per Note (subject to adjustments in the case of certain events described in the accompanying product supplement). Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment. In exchange for receiving the Coupon Payments on the Notes, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth less than your initial investment and the credit risk of the Issuer for all payments under the Notes. Generally, the higher the Coupon Rate on a Note, the greater the risk of loss on that Note. The contingent repayment of your initial investment applies only if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the Reference Underlying, Deutsche Bank AG will pay you a monthly coupon. In exchange for receiving the Coupon Payments, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth significantly less than your initial investment and the credit risk of the Issuer for all payments under the Notes.

❑

Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity: If the Closing Price of the Reference Underlying on the Final Valuation Date is not below the specified Trigger Price, Deutsche Bank AG will pay you the Face Amount per Note at maturity, and you will not participate in any appreciation or decline in the value of the applicable Reference Underlying. If the Closing Price of the Reference Underlying on the Final Valuation Date is below the Trigger Price, Deutsche Bank AG will deliver to you one share of the Reference Underlying per Note at maturity, which is expected to be worth significantly less than your initial investment and may have no value at all. The contingent repayment of your initial investment only applies if you hold the Notes until maturity. Any payment on the Notes, including any contingent repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date	February 10, 2012

Settlement Date	February 15, 2012

Final Valuation Date[1]	February 11, 2013

Maturity Date[1,2]	February 15, 2013

[1]	See page 3 for additional details.
[2]	366 days from the Settlement Date.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL INITIAL INVESTMENT IN THE NOTES AT MATURITY, AND THE NOTES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE REFERENCE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings

We are offering four separate Trigger Yield Optimization Notes (each, a “Note”). Each Note is linked to the American depositary shares or common stock of a different company, and each has a different Coupon Rate, Initial Price and Trigger Price. The performance of each Note will not depend on the performance of any other Note.

Reference Underlyings	Ticker	Relevant Exchange	Coupon Rate Per Annum	Coupon Rate Over the Term of the Notes	Initial Price of a Share of the Reference Underlying	Trigger Price	CUSIP/ISIN
American depositary shares of BHP Billiton Limited	BHP	New York Stock Exchange	9.50% per annum	9.50%	$77.10	$61.68, equal to 80.00% of the Initial Price	25154V 888/ US25154V8880
Common stock of Newfield Exploration Company	NFX	New York Stock Exchange	10.00% per annum	10.00%	$38.18	$28.64, equal to 75.00% of the Initial Price	25154V 805/ US25154V8054
Common stock of Cypress Semiconductor Corporation	CY	NASDAQ Global Select Market	10.35% per annum	10.35%	$18.04	$12.63, equal to 70.00% of the Initial Price	25154V 870/ US25154V8708
Common stock of Fifth Third Bancorp	FITB	NASDAQ Global Select Market	9.50% per annum	9.50%	$13.35	$10.01, equal to 75.00% of the Initial Price	25154V 862/ US25154V8625

See “Additional Terms Specific to the Notes” in this pricing supplement. The Notes will have the terms specified in product supplement BF dated May 9, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part, the prospectus dated September 29, 2009 and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, the prospectus supplement and product supplement BF. Any representation to the contrary is a criminal offense. The Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Notes	Total	Per Note	Total	Per Note	Total	Per Note
Notes Linked to the American Depositary Shares of BHP Billiton Limited	$1,317,793.2000	$77.1000	$26,355.8640	$1.5420	$1,291,437.3360	$75.5580
Notes Linked to the Common Stock of Newfield Exploration Company	$905,744.1400	$38.1800	$18,114.8828	$0.7636	$887,629.2572	$37.4164
Notes Linked to the Common Stock of Cypress Semiconductor Corporation	$3,097,107.2000	$18.0400	$61,942.1440	$0.3608	$3,035,165.0560	$17.6792
Notes Linked to the Common Stock of Fifth Third Bancorp	$1,785,776.1000	$13.3500	$35,715.5220	$0.2670	$1,750,060.5780	$13.0830
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$7,106,420.64	$814.40

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Notes

You should read this pricing supplement, together with the product supplement BF dated May 9, 2011, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part and the prospectus dated September 29, 2009. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BF dated May 9, 2011:

http://www.sec.gov/Archives/edgar/data/1159508/000119312511132612/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this pricing supplement relates. Before you invest in the Notes offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Notes” refers to the Trigger Yield Optimization Notes that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

All references to “Trigger Price,” “Final Price,” “Initial Price” and “Closing Price” in this pricing supplement shall be deemed to refer to “Threshold Level,” “Final Level,” “Initial Level,” and “Closing Level,” respectively, as used in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review “Key Risks” on page 4 of pricing supplement and “Risk Factors” on page 7 of the accompanying product supplement.

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have similar downside market risk as an investment in the Reference Underlying.

♦

You believe the Final Price of the Reference Underlying is not likely to be below the Trigger Price and, if it is, you can tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You understand and accept that you will not participate in any appreciation in the price of the Reference Underlying and that your return at maturity is limited to the Coupon Payments.

♦	You are willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦	You are willing to invest in the Notes based on the applicable Coupon Rate, as set forth on the cover of this pricing supplement.

♦	You are willing and able to hold the Notes to maturity, a term of approximately 1 year, and accept that there may be little or no secondary market for the Notes.

♦

You are willing to accept the credit risk associated with Deutsche Bank AG, as Issuer of the Notes, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you, including any repayment of your initial investment at maturity.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of your initial investment at maturity.

♦	You are not willing to make an investment that may have similar downside market risk as an investment in the Reference Underlying.

♦	You believe the Final Price of the Reference Underlying is likely to be below the Trigger Price, which could result in a total loss of your initial investment.

♦	You cannot tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You seek an investment that participates in the full appreciation in the price of the Reference Underlying or that has unlimited return potential.

♦	You are not willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦	You are not willing to invest in the Notes based on the applicable Coupon Rate, as set forth on the cover of this pricing supplement.

♦	You are unable or unwilling to hold the Notes to maturity, a term of approximately 1 year, and seek an investment for which there will be an active secondary market.

♦

You are not willing or are unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Notes for all payments on the Notes, including any repayment of your initial investment at maturity.

Final Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	100% of the Face Amount per Note

Face Amount per Note	Equal to the Initial Price (as defined below) of the relevant Reference Underlying

Term	1 year

Trade Date	February 10, 2012

Settlement Date	February 15, 2012

Final Valuation Date[1]	February 11, 2013

Maturity Date[1],2	February 15, 2013

Reference Underlyings

American depositary shares of BHP Billiton Limited (Ticker: BHP)

Common stock of Newfield Exploration Company (Ticker: NFX)

Common stock of Cypress Semiconductor Corporation (Ticker: CY)

Common stock of Fifth Third Bancorp (Ticker: FITB)

Coupon Payments

Coupons paid monthly in arrears on an unadjusted basis on the Coupon Payment Dates in 12 equal installments based on the Coupon Rate per annum (as set forth below), regardless of the performance of the relevant Reference Underlying.

Reference Underlying:	Coupon Rate per annum:

BHP Billiton Limited	9.50% per annum

Newfield Exploration Company	10.00% per annum

Cypress Semiconductor Corporation	10.35% per annum

Fifth Third Bancorp	9.50% per annum

Coupon Payment Dates	Coupons will be paid monthly in arrears in twelve equal installments on the coupon payment dates listed below:

	March 15, 2012	September 17, 2012
	April 16, 2012	October 15, 2012
	May 15, 2012	November 15, 2012
	June 15, 2012	December 15, 2012
	July 16, 2012	January 15, 2013
	August 15, 2012	February 15, 2013

Installments

For the Notes linked to the American depositary share of BHP Billiton Limited, each installment will equal 0.7917% of the Face Amount, or $0.6104 per Note.

For the Notes linked to the common stock of Newfield Exploration Company, each installment will equal 0.8333% of the Face Amount, or $0.3182 per Note.

For the Notes linked to the common stock of Cypress Semiconductor Corporation, each installment will equal 0.8625% of the Face Amount, or $0.1556 per Note.

For the Notes linked to the common stock of Fifth Third Bancorp, each installment will equal 0.7917% of the Face Amount, or $0.1057 per Note.

Payment at Maturity (per Note)

If the Final Price of the relevant Reference Underlying is greater than or equal to the applicable Trigger Price, Deutsche Bank AG will pay you a cash payment on the Maturity Date (in addition to the final Coupon Payment) equal to the Face Amount per Note.

If the Final Price of the relevant Reference Underlying is less than the applicable Trigger Price, Deutsche Bank AG will deliver one share of the relevant Reference Underlying per Note (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement).

Under these circumstances, the shares of the relevant Reference Underlying at maturity are expected to be worth significantly less than your initial investment or may have no value at all.

Initial Price

For the Notes linked to the American depositary shares of BHP Billiton Limited, $77.10.

For the Notes linked to the common stock of Newfield Exploration Company, $38.18.

For the Notes linked to the common stock of Cypress Semiconductor Corporation, $18.04.

For the Notes linked to the common stock of Fifth Third Bancorp, $13.35.

Final Price	The Closing Price of the relevant Reference Underlying on the Final Valuation Date

Trigger Price

For the Notes linked to the American depositary shares of BHP Billiton Limited, $61.68, equal to 80.00% of the Initial Price.

For the Notes linked to the common stock of Newfield Exploration Company, $28.64, equal to 75.00% of the Initial Price.

For the Notes linked to the common stock of Cypress Semiconductor Corporation, $12.63, equal to 70.00% of the Initial Price.

For the Notes linked to the common stock of Fifth Third Bancorp, $10.01, equal to 75.00% of the Initial Price.

Closing Price

On any scheduled trading day, the last reported sale price of the relevant Reference Underlying on the relevant exchange, as determined by the calculation agent multiplied by the relevant Share Adjustment Factor.

Share Adjustment Factor

Initially 1.0 for each Reference Underlying, subject to adjustment for certain actions affecting each Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR INITIAL INVESTMENT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF YOUR INITIAL INVESTMENT, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER.

Investment Timeline

1	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
2	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to an investment in each Note offered hereby are summarized below, and we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes offered hereby.

♦

YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Notes differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full initial investment of the Notes at maturity. We will only pay you the Face Amount of your Notes in cash if the Final Price of the Reference Underlying is greater than or equal to the Trigger Price and only at maturity. If the Final Price of the Reference Underlying is below the Trigger Price, we will deliver to you one share of the Reference Underlying at maturity for each Note that you own instead of the Face Amount in cash. If you receive shares of the Reference Underlying at maturity, the value of those shares is expected to be significantly less than the initial investment of the Notes or may have no value at all.

♦

YOU SHOULD NOT EXPECT TO PARTICIPATE IN ANY APPRECIATION IN THE PRICE OF THE REFERENCE UNDERLYING — You will not participate in any appreciation in the price of the Reference Underlying, and you will receive only the Face Amount per Note (excluding any Coupon Payment) even if the Final Price is greater than the Initial Price. If the Final Price is less than the Trigger Price, we will deliver to you shares of the Reference Underlying at Maturity which will be worth less than the Trigger Price as of the Final Valuation Date and are unlikely to be worth more than the Face Amount as of the Maturity Date because at a minimum, this circumstance would require the value of a share of the Reference Underlying to appreciate by at least 25.00% for the Notes linked to the American depositary shares of BHP Billiton Limited, at least 33.00% for the Notes linked to the common stocks of Newfield Exploration Company and Fifth Third Bancorp and 42.90% for the Notes linked to the common stock of Cypress Semiconductor Corporation, from the Final Valuation Date to the Maturity Date (a period of approximately four trading days), which is unlikely to occur. Therefore, your return on the Notes as of the Maturity Date is expected to be limited to the coupons paid and may be less than your return would be on a direct investment in the Reference Underlying.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Reference Underlying is above the Trigger Price.

♦

HIGHER COUPON RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Reference Underlying reflects a higher expectation as of the Trade Date that the price of such Reference Underlying could close below the Trigger Price on the Final Valuation Date of the Notes. This greater expected risk will generally be reflected in a higher Coupon Rate for the Notes. However, while the Coupon Rate is set on the Trade Date, the Reference Underlying’s volatility can change significantly over the term of the Notes. The price of the Reference Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Notes are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including Coupon Payments and any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Notes, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the relevant Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlying.

♦

INVESTING IN THE NOTES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your Notes may not reflect the return you would realize if you directly invested in the Reference Underlying. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlying would have.

♦

SINGLE STOCK RISK — Each Note is linked to the common stock of a single Reference Underlying. The price of a Reference Underlying can rise or fall sharply due to factors specific to that Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the Reference Underlying Issuer with the SEC.

♦

IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR NOTES MAY NOT CHANGE IN THE SAME MANNER — Your Notes may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your Notes.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Reference Underlying. See “Description of Notes — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected.

♦

IN SOME CIRCUMSTANCES, YOU MAY RECEIVE THE COMMON STOCK OF ANOTHER COMPANY AND NOT THE REFERENCE UNDERLYING AT MATURITY — Following certain corporate events relating to the respective issuer of the Reference Underlying where such issuer is not the surviving entity, you may receive the common stock of a successor to the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer”) or any cash or any other assets distributed to holders of the Reference Underlying in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “Description of Notes — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash from Deutsche Bank AG equal to the Face Amount per Note unless the Final Price of the Reference Underlying is less than the Trigger Price (as such Trigger Price may be adjusted by the calculation agent upon occurrence of one or more such events).

♦

FLUCTUATIONS IN EXCHANGE RATES MAY AFFECT YOUR INVESTMENT — An investment in the Notes linked to the value of American depositary shares (“ADSs”) involves risks associated with the securities markets in those countries where the equity securities underlying ADSs are traded. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic

♦

THERE ARE IMPORTANT DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF ADSs AND THE RIGHTS OF HOLDERS OF THE COMMON STOCK OF A FOREIGN COMPANY — You should be aware that one of the Reference Underlyings is ADSs and not the ordinary shares represented by the ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents certain number of common share of a foreign company. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its ordinary shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the Notes linked to such ADSs.

♦

THERE IS NO AFFILIATION BETWEEN THE REFERENCE UNDERLYING ISSUERS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the Reference Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the Reference Underlying Issuers. You, as an investor in the Notes, should make your own investigation into the Reference Underlying and the Reference Underlying Issuer. None of the Reference Underlying Issuers is involved in the Notes offered hereby in any way and none of them has any obligation of any sort with respect to your Notes. None of the Reference Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

THE NOTES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Notes includes the agents’ commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Notes from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a significant loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES — The Notes will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Notes in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Notes.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — We expect that, generally, the stock price of the Reference Underlying, volatility of the Reference Underlying (or the equity security represented by the Reference Underlying that is ADSs), factors specific to the issuer of the Reference Underlying, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Notes more than any other single factor. However, the value of the Notes will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Notes;

♦	the market price and dividend rates of the Reference Underlying and the stock market generally;

♦

the currency exchange rate and volatility of the currency exchange rate between the U.S. dollar and the currency of the country in which the equity security represented by the Reference Underlying that is ADSs are traded.

♦	interest rates and yields in the market generally and in the markets of the Reference Underlying;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Notes; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES — We or one or more of our affiliates may hedge our exposure from the Notes by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the Notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Notes declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Notes. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Notes.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL PRICE OF THE REFERENCE UNDERLYING AND THE VALUE OF THE NOTES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Reference Underlying to which the Notes are linked.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Reference Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Reference Underlying, may adversely affect the market price of the Reference Underlying and therefore, the value of the Notes.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Reference Underlying, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Notes. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Price of the Reference Underlying and Payment at Maturity based on the Closing Price of the Reference Underlying in the market. The calculation agent can postpone the determination of the Final Price of the Reference Underlying or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦

THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as Put Options secured by Deposits. If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of ownership and disposition of the Notes could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Notes?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following table and hypothetical examples below illustrate the Payment at Maturity for a hypothetical range of performance of the Reference Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Underlying relative to its Initial Price. We cannot predict the Final Price of the relevant Reference Underlying. You should not take these examples as an indication or assurance of the expected performance of the relevant Reference Underlying. You should consider carefully whether the Notes are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity per Note on a hypothetical offering of Notes based on the following assumptions*:

Term:	1 year
Hypothetical coupon rate per annum**:	9.00% (or $0.30 per month)
Hypothetical Initial Price:	$40.00 per share
Hypothetical Trigger Price:	$30.00 (75.00% of the hypothetical Initial Price)
Face Amount:	$40.00 per Note (set equal to the Initial Price)
Dividend yield on the Reference Underlying***:	1.00% of the Initial Price

*	Actual Coupon Rate with respect to the Coupon Payments, Initial Price, Trigger Price and Face Amount with respect to each Note are set forth on the cover of this pricing supplement.
**	Coupon payments will be paid monthly in arrears during the term of the Notes on an unadjusted basis.
***	Assumed dividend yield to be received by holders of the Reference Underlying during the term of the Notes. The hypothetical dividend yield is used for illustrative purposes only and is not an indication of the dividend history or future dividend payments on the Reference Underlying. Holders of the Notes will not be entitled to any dividend payments made on the Reference Underlying.

Scenario 1: The Final Price of the Reference Underlying is equal to or greater than the hypothetical Trigger Price of $30.00.

Since the Final Price of the Reference Underlying is not less than the hypothetical Trigger Price of $30.00, Deutsche Bank AG will pay you at maturity a cash payment equal to the Face Amount of the Notes. This investment would outperform an investment in the Reference Underlying if the price appreciation of the Reference Underlying (plus dividends, if any) is less than 9.00% at maturity (based on a Coupon Rate of 9.00% per annum for 1 year).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $40.00 (no change in the price of the Reference Underlying):

Payment at Maturity:	$40.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$43.60
Total return on the Notes:	9.00%

In this example, the total return on the Notes is 9.00% while the total return on the Reference Underlying would be 1.00% if you invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $52.00 (an increase of 30.00%):

Payment at Maturity:	$40.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$43.60
Total return on the Notes:	9.00%

In this example, the total return on the Notes is 9.00%, which is less than the total return of 31.00% you would have received if you had invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $36.00 (a decline of 10.00%):

Payment at Maturity:	$40.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$43.60
Total return on the Notes:	9.00%

In this example, the total return on the Notes is 9.00% while the total return on the Reference Underlying would be a loss of 9.00% if you invested in the Reference Underlying directly (including dividends).

Scenario 2: The Final Price of the Reference Underlying is less than the hypothetical Trigger Price of $30.00.

Since the Final Price of the Reference Underlying is less than the hypothetical Trigger Price of $30.00, Deutsche Bank AG will deliver to you at maturity one share of the Reference Underlying for each Note you hold. The value received at maturity and the total return on the Notes at that time depend on the Closing Price of the Reference Underlying on the Maturity Date.

If the Closing Price of the Reference Underlying on the Maturity Date is $20.00 (a decline of 50.00%):

Value on the Maturity Date of one share of the Reference Underlying received:	$20.00
Coupons:	$3.60	($0.30 × 12 = $3.60)
Total:	$23.60
Total return on the Notes:	-41.00%

In this example, the total return on the Notes is a loss of 41.00% while the total return on the Reference Underlying would be a loss of 49.00% if you invested in the Reference Underlying directly (including dividends). In this example, you will receive from the Issuer one share of the Reference Underlying per Note at maturity.

Reference Underlying		The Hypothetical Final Price Is Greater Than or Equal to the Hypothetical Trigger Price		The Hypothetical Final Price Is Less Than the Hypothetical Trigger Price
Hypothetical Final Price	Stock Price Return	Total Payment at Maturity + Coupon Payments(1)	Total Return on the Notes at Maturity(2)	Value of Share Delivered at Maturity + Coupon Payments(3)	Total Return on the Notes at Maturity(4)
$60.00	50.00%	$43.60	9.00%	N/A	N/A
$58.00	45.00%	$43.60	9.00%	N/A	N/A
$56.00	40.00%	$43.60	9.00%	N/A	N/A
$54.00	35.00%	$43.60	9.00%	N/A	N/A
$52.00	30.00%	$43.60	9.00%	N/A	N/A
$50.00	25.00%	$43.60	9.00%	N/A	N/A
$48.00	20.00%	$43.60	9.00%	N/A	N/A
$46.00	15.00%	$43.60	9.00%	N/A	N/A
$44.00	10.00%	$43.60	9.00%	N/A	N/A
$42.00	5.00%	$43.60	9.00%	N/A	N/A
$40.00	0.00%	$43.60	9.00%	N/A	N/A
$38.00	-5.00%	$43.60	9.00%	N/A	N/A
$36.00	-10.00%	$43.60	9.00%	N/A	N/A
$34.00	-15.00%	$43.60	9.00%	N/A	N/A
$32.00	-20.00%	$43.60	9.00%	N/A	N/A
$30.00	-25.00%	$43.60	9.00%	N/A	N/A
$28.00	-30.00%	N/A	N/A	$31.60	-21.00%
$26.00	-35.00%	N/A	N/A	$29.60	-26.00%
$24.00	-40.00%	N/A	N/A	$27.60	-31.00%
$22.00	-45.00%	N/A	N/A	$25.60	-36.00%
$20.00	-50.00%	N/A	N/A	$23.60	-41.00%
$16.00	-60.00%	N/A	N/A	$19.60	-51.00%
$12.00	-70.00%	N/A	N/A	$15.60	-61.00%
$8.00	-80.00%	N/A	N/A	$11.60	-71.00%
$4.00	-90.00%	N/A	N/A	$7.60	-81.00%
$0.00	-100.00%	N/A	N/A	$3.60	-91.00%

(1)	Payment consists of the Face Amount plus hypothetical Coupon Payments of 9.00% per annum.
(2)	The total return on the Notes at maturity includes hypothetical Coupon Payments of 9.00% per annum.
(3)	The value of one delivered share of the Reference Underlying plus hypothetical Coupon Payments of 9.00% per annum. For purposes of calculating the value of one share of the Reference Underlying delivered at maturity, the Closing Price of one share of the Reference Underlying on the Maturity Date is deemed to be the same as the hypothetical Final Price as of the Final Valuation Date.
(4)	If the hypothetical Final Price is less than the hypothetical Trigger Price, the total return at maturity will be positive only in the event that the market price of the Reference Underlying on the Maturity Date is substantially greater than the hypothetical Final Price of such Reference Underlying on the Final Valuation Date. Such an increase in price is not likely to occur.

Information about the Reference Underlyings

All disclosures contained in this pricing supplement regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this pricing supplement. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the Closing Price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

BHP Billiton Limited

According to publicly available information, BHP Billiton Limited operates as a natural resources company worldwide. Information filed by BHP Billiton Limited with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09526, or its CIK Code: 0000811809. BHP Billiton Limited’s American depositary shares are listed on the New York Stock Exchange under the symbol “BHP.” Each ADS represents two ordinary shares of BHP Billiton Limited. The principal market for BHP Billiton Limited shares is the Australian Securities Exchange. In addition to its principal listings, the American depositary shares of BHP Billiton Limited are traded on the New York Stock Exchange.

Historical Information

The following table sets forth the quarterly high and low Closing Prices for the American depositary shares of BHP Billiton Limited, based on daily Closing Prices for BHP Billiton Limited, as reported by Bloomberg. BHP Billiton Limited’s Closing Price on February 10, 2012 was $77.10.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$48.73	$37.16	$48.45
4/1/2007	6/30/2007	$61.49	$48.51	$59.75
7/1/2007	9/30/2007	$81.88	$52.27	$78.60
10/1/2007	12/31/2007	$87.33	$67.79	$70.04
1/1/2008	3/31/2008	$75.75	$57.82	$65.85
4/1/2008	6/30/2008	$95.00	$70.55	$85.19
7/1/2008	9/30/2008	$77.29	$45.77	$51.99
10/1/2008	12/31/2008	$47.10	$24.62	$42.90
1/1/2009	3/31/2009	$49.24	$33.56	$44.60
4/1/2009	6/30/2009	$61.86	$44.38	$54.73
7/1/2009	9/30/2009	$68.89	$49.54	$66.01
10/1/2009	12/31/2009	$77.90	$62.63	$76.58
1/1/2010	3/31/2010	$82.56	$67.90	$80.32
4/1/2010	6/30/2010	$82.86	$58.44	$61.99
7/1/2010	9/30/2010	$77.69	$62.71	$76.32
10/1/2010	12/31/2010	$92.92	$76.38	$92.92
1/1/2011	3/31/2011	$96.84	$84.88	$95.88
4/1/2011	6/30/2011	$102.68	$88.38	$94.63
7/1/2011	9/30/2011	$96.80	$66.44	$66.44
10/1/2011	12/31/2011	$83.60	$64.42	$70.63
1/1/2012	2/10/2012*	$82.15	$72.45	$77.10

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through February 10, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of BHP Billiton Limited’s American depositary shares from February 9, 2007 through February 10, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Newfield Exploration Company

According to publicly available information, Newfield Exploration Company is an oil and gas company engaged in the exploration, development and acquisition of oil and gas properties. Information filed by Newfield Exploration Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12534, or its CIK Code: 0000912750. The common stock of Newfield Exploration Company is traded on the New York Stock Exchange under the symbol “NFX.”

Historical Information

The following table sets forth the quarterly high and low Closing Prices for common stock of Newfield Exploration Company, based on daily Closing Prices on the primary exchange for Newfield Exploration Company, as reported by Bloomberg. Newfield Exploration Company’s Closing Price on February 10, 2012 was $38.18.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$44.20	$39.94	$41.71
4/1/2007	6/30/2007	$52.61	$42.08	$45.55
7/1/2007	9/30/2007	$50.97	$42.28	$48.16
10/1/2007	12/31/2007	$54.31	$48.07	$52.70
1/1/2008	3/31/2008	$57.22	$46.56	$52.85
4/1/2008	6/30/2008	$67.96	$53.73	$65.25
7/1/2008	9/30/2008	$60.91	$27.18	$31.99
10/1/2008	12/31/2008	$27.48	$15.62	$19.75
1/1/2009	3/31/2009	$25.42	$17.23	$22.70
4/1/2009	6/30/2009	$37.66	$24.66	$32.67
7/1/2009	9/30/2009	$46.56	$29.13	$42.56
10/1/2009	12/31/2009	$50.43	$39.67	$48.23
1/1/2010	3/31/2010	$54.86	$47.59	$52.05
4/1/2010	6/30/2010	$59.26	$46.60	$48.86
7/1/2010	9/30/2010	$58.64	$46.75	$57.44
10/1/2010	12/31/2010	$73.04	$57.00	$72.11
1/1/2011	3/31/2011	$76.45	$65.98	$76.01
4/1/2011	6/30/2011	$75.96	$62.93	$68.02
7/1/2011	9/30/2011	$72.91	$39.69	$39.69
10/1/2011	12/31/2011	$45.92	$35.81	$37.73
1/1/2012	2/10/2012*	$41.28	$37.32	$38.18

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through February 10, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Newfield Exploration Company’s common stock from February 9, 2007 through February 10, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Cypress Semiconductor Corporation

According to publicly available information, Cypress Semiconductor Corporation is a supplier of programmable solutions in systems. Information filed by Cypress Semiconductor Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10079, or its CIK Code: 0000791915. Cypress Semiconductor Corporation is traded on the NASDAQ Global Select Market under the symbol “CY.”

Historical Information

The following table sets forth the quarterly high and low closing prices for common stock of Cypress Semiconductor Corporation, based on daily closing prices for Cypress Semiconductor Corporation on the U.S. composite exchange from January 1, 2007 to November 11, 2009 and on the relevant exchange from November 12, 2009 to February 10, 2012, as reported by Bloomberg. Cypress Semiconductor Corporation’s Closing Price on February 10, 2012 was $18.05.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$3.13	$2.63	$2.90
4/1/2007	6/30/2007	$3.75	$2.96	$3.65
7/1/2007	9/30/2007	$4.73	$3.65	$4.57
10/1/2007	12/31/2007	$6.17	$4.61	$5.64
1/1/2008	3/31/2008	$5.64	$2.94	$3.70
4/1/2008	6/30/2008	$4.79	$3.56	$3.88
7/1/2008	9/30/2008	$5.14	$3.06	$5.14
10/1/2008	12/31/2008	$5.21	$2.68	$4.40
1/1/2009	3/31/2009	$7.08	$4.20	$6.66
4/1/2009	6/30/2009	$9.18	$6.68	$9.05
7/1/2009	9/30/2009	$11.09	$8.47	$10.16
10/1/2009	12/31/2009	$10.62	$8.29	$10.39
1/1/2010	3/31/2010	$12.23	$9.89	$11.32
4/1/2010	6/30/2010	$13.40	$9.87	$9.88
7/1/2010	9/30/2010	$12.91	$9.78	$12.38
10/1/2010	12/31/2010	$18.28	$12.19	$18.28
1/1/2011	3/31/2011	$23.26	$17.84	$19.07
4/1/2011	6/30/2011	$23.04	$17.73	$20.89
7/1/2011	9/30/2011	$23.07	$14.80	$14.80
10/1/2011	12/31/2011	$20.14	$13.92	$16.80
1/1/2012	2/10/2012*	$19.14	$16.74	$18.05

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through February 10, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Cypress Semiconductor Corporation’s common stock from February 9, 2007 through February 10, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp is a financial services company that operates in four business segments: Commercial Banking, Branch Banking, Consumer Lending and Investment Advisors. Information filed by Fifth Third Bancorp with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33653, or its CIK Code: 0000035527. The common stock of Fifth Third Bancorp is traded on the NASDAQ Global Select Market under the symbol “FITB.”

Historical Information

The following table sets forth the quarterly high and low Closing Prices for common stock of Fifth Third Bancorp, based on daily Closing Prices on the primary exchange for Fifth Third Bancorp, as reported by Bloomberg. Fifth Third Bancorp’s Closing Price on February 10, 2012 was $13.35.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$41.20	$38.10	$38.69
4/1/2007	6/30/2007	$43.06	$38.26	$39.77
7/1/2007	9/30/2007	$40.79	$33.88	$33.88
10/1/2007	12/31/2007	$35.08	$24.41	$25.13
1/1/2008	3/31/2008	$28.06	$20.82	$20.92
4/1/2008	6/30/2008	$23.12	$9.26	$10.18
7/1/2008	9/30/2008	$18.88	$9.11	$11.90
10/1/2008	12/31/2008	$13.22	$7.31	$8.26
1/1/2009	3/31/2009	$8.59	$1.03	$2.92
4/1/2009	6/30/2009	$8.49	$2.64	$7.10
7/1/2009	9/30/2009	$10.94	$6.54	$10.13
10/1/2009	12/31/2009	$10.80	$8.84	$9.75
1/1/2010	3/31/2010	$13.70	$9.75	$13.56
4/1/2010	6/30/2010	$15.36	$11.82	$12.29
7/1/2010	9/30/2010	$13.69	$10.85	$12.03
10/1/2010	12/31/2010	$15.04	$11.78	$14.68
1/1/2011	3/31/2011	$15.52	$13.40	$13.89
4/1/2011	6/30/2011	$14.07	$12.09	$12.75
7/1/2011	9/30/2011	$13.00	$9.25	$10.10
10/1/2011	12/31/2011	$12.92	$9.80	$12.72
1/1/2012	2/10/2012*	$14.03	$12.99	$13.35

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through February 10, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Fifth Third Bancorp’s common stock from February 9, 2007 through February 10, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

What Are the Tax Consequences of an Investment in the Notes?

Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Notes. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a Note for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the relevant Reference Underlying, secured by a cash deposit equal to the Issue Price of the Note (the “Deposit”), which will bear an annual yield based on our cost of borrowing, as shown below. Our special tax counsel has advised, however, that they are unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your Notes. If this treatment is respected, only a portion of each Coupon Payment will be attributable to interest on the Deposit; the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”), as shown below (on an annual basis):

Reference Underlying	Coupon Rate per Annum	Interest on Deposit per Annum	Put Premium per Annum
BHP Billiton Limited	9.50%	0.87%	8.63%
Newfield Exploration Company	10.00%	0.87%	9.13%
Cypress Semiconductor Corporation	10.35%	0.87%	9.48%
Fifth Third Bancorp	9.50%	0.87%	8.63%

Under this treatment, if you purchase the Notes at issuance for their Issue Price, (a) interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to the sale, exchange or maturity of the Notes, (b) if at maturity you receive cash equal to the Face Amount of your Notes and the final Coupon Payment, you will recognize short-term capital gain in an amount equal to the total Put Premium received, and (c) if at maturity you receive the Reference Underlying, you generally will not recognize gain or loss with respect to the Put Premium or the Reference Underlying received; instead the total Put Premium will reduce your basis in the Reference Underlying.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Notes.

For a discussion of certain German tax considerations relating to the Notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of 2.00% of the Face Amount per Note. We have agreed that UBS Financial Services Inc. may sell all or part of the Notes that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.